Exhibit 99.1

IN THE CIRCUIT COURT OF THE NINTH JUDICIAL CIRCUIT IN AND FOR ORANGE COUNTY, FLORIDA

CIVIL ACTION

AQUA POWER SYSTEMS INC.	)
)
Plaintiff,	)
	)	Case No. 2021-CA-010631-O
v.	)
)
TADASHI ISHIKAWA,	)
)
Defendant.	)
)

DEFAULT FINAL JUDGMENT

THIS CAUSE having been heard on Plaintiff Aqua Power System Inc.'s (“APSI”) Motion for Default Judgment against Defendant, Tadashi Ishikawa ("Ishikawa") , and the Court having heard argument of counsel, and being otherwise fully advised in the Premises, it is

ORDERED AND ADJUDGED that said motion is GRANTED and default final judgment is hereby entered in favor of the Plaintiff Aqua Power Systems, Inc. against the Defendant Tadashi Ishikawa.

The Court declares the 32,942,624 shares of common stock in APSI currently held in Book Entry, void and are hereby cancelled. The Court reserves jurisdiction for enforcement of same.

DONE AND ORDERED at Orlando, Orange County, Florida this 19th day of May, 2022.

/s/ Vincent Falcone III
THE HONORABLE VINCENT FALCONE III

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CERTIFICATE OF SERVICE

I HEREBY CERTIFY that the foregoing was filed with the Clerk of the Court this 19th day of May 2022 by using the Florida Courts E-Filing Portal System. Accordingly, a copy of the foregoing is being served on this day to all attorney(s)/interested parties identified on the ePortal Electronic Service List, via transmission of Notices of Electronic Filing generated by the ePortal System.

/s/ Maureen Michalski
Judicial Assistant

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